                                                                    Exhibit 21.1
                                                                    ------------


                  List of Subsidiaries and Foreign Affiliates
                  -------------------------------------------
              and Percentage of CellStar Corporation's Ownership   /1/
              --------------------------------------------------
                           (as of February 23, 2000)


Name of Subsidiary                               Incorporation
------------------                               -------------

National Auto Center, Inc.                        Delaware
CellStar Financo, Inc.                            Delaware
CellStar Air Services, Inc.                       Delaware
A&S Air Service, Inc.                             Delaware
CellStar Telecom, Inc.                            Delaware
CellStar Fulfillment, Inc.                        Delaware
CellStar International Corporation/Asia           Delaware
CellStar International Corporation/SA             Delaware
NAC Holdings, Inc.                                Nevada
Florida Properties, Inc.                          Texas
Audiomex Export Corp.                             Texas
CellStar, Ltd.                                    Texas Limited Partnership
CellStar Fulfillment, Ltd.                        Texas Limited Partnership
CellStar Global Satellite Services, Ltd.          Texas Limited Partnership
CellStar, S.A.                                    Argentina
CellStar Argentina, S.A.                          Argentina
CellStar Foreign Sales Corporation                Barbados
CellStar International Telefonia Celular Ltda.    Brazil
CellStar do Brasil Ltda. /2/                      Brazil
Saporito Holdings, Inc.                           British Virgin Islands
Soverign Eagle Investment Company                 British Virgin Islands
Gingham Management Limited                        Bahamas
Sizemore International B.V.                       Netherlands Antilles
CellStar Celular Chile, S.A.                      Chile
CellStar de Colombia, S.A.                        Colombia
-----------------------------------------
     /1/   100%, unless otherwise stated.
     /2/   51% owned.

Name of Subsidiary                               Incorporation
------------------                               -------------

CellStar Ecuador, S.A.                           Ecuador
CellStar Telecommunications Service              Hong Kong
   (Asia) Limited   /3/

CellStar (Asia) Corporation Limited              Hong Kong
HCL-CellStar Ltd.   /4/                          India
CellStar Ireland                                 Ireland
CellStar Amtel Sdn Bhd  /5/                      Malaysia
Sunrise Mobil Sdn Bhd                            Malaysia
Celular Express S.A. de C.V.                     Mexico
CellStar Celular C.A.                            Venezuela
CellStar Mexico S.A. de C.V.                     Mexico
Celular Express Management S.A. de C.V.          Mexico
Shanghai CellStar International Trading Co. Ltd. Peoples Republic of China
Shanghai Fengxing CellStar International         Peoples Republic of China
   Trading Co. Ltd.

Shenzhen CellStar Honbo Telecommunication        Peoples Republic of China
   Co. Ltd.  /6/
CellStar del Peru, S.A.                          Peru
CellStar Philippines, Inc.                       Philippines
CellStar Poland Spolka zo.o.                     Poland
CellStar Pacific Pte. Ltd.                       Singapore
CellStar Singapore Pte. Ltd.                     Singapore
CellStar Holding AB                              Sweden
CellStar-Intercall AB                            Sweden
CellStar Telecommunications Taiwan Co. Ltd.      Taiwan
CellStar (UK) Ltd.                               United Kingdom
CellStar Netherlands Holdings, B.V.              The Netherlands
CellStar Netherlands, B.V.                       The Netherlands
CellStar Celular, C.A.                           Venezuela
------------------------------------------------
     /3/   60% owned.
     /4/   50% owned.
     /5/   30% directly owned and 19% beneficially owned.
     /6/   51% owned.